EXHIBIT 5.1

14888 Auburn Sky Drive, Draper, UT 84020 (801) 634-1984 brian@businesslegaladvisor.com	Brian Higley Attorney at Law Licensed in Utah

July 29, 2026

Ricardo Enrique Silva Canelon, CEO

Ecominas Corp.

Calle 2, Edificio UNO, Las Mercedes, Oficina 2B

Caracas, Venezuela

Re:	Registration Statement on Form S-1 Ecominas Corp. - Legality of Common Stock

Dear Mr. Silva Canelon:

I have acted as outside counsel for Ecominas Corp., a Nevada corporation (the “Company”) in connection with the Company’s Registration Statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended.

I have reviewed the Registration Statement, including the prospectus (the “Prospectus”) that is a part of the Registration Statement. The Registration Statement registers the offering and sale of up to 40,000,000 shares of the Company’s Common Stock (the “Shares”).

In connection with this opinion, I have reviewed originals or copies (certified or otherwise identified to my satisfaction) of the Company’s Articles of Incorporation, the Company’s Bylaws, resolutions adopted by the Company’s Board of Directors, the Registration Statement, the exhibits to the Registration Statement, and such other records, documents, statutes and decisions, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as I have deemed relevant in rendering this opinion.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

I have further assumed that: (a) the Registration Statement will have become effective under the Securities Act of 1933, as amended, and will remain effective at the time of any issuance of the Shares; (b) the Shares will be issued and sold in the manner and for the consideration described in the Registration Statement and the Prospectus; (c) the consideration received by the Company for each Share will be not less than the par value thereof; and (d) after giving effect to the issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock the Company is then authorized to issue under its Articles of Incorporation.

The opinions expressed below are limited to the laws of the State of Nevada (including the applicable provisions of the Nevada Constitution, applicable judicial and regulatory decisions interpreting these laws, and applicable rules and regulations underlying these laws) and the federal laws of the United States. Although I am not admitted to practice law in the State of Nevada, I am generally familiar with the Nevada Revised Statutes, including Chapter 78 thereof (the Nevada corporate statutes), and the applicable reported judicial decisions interpreting the same, and I am of the opinion that I am qualified to render the opinions set forth herein with respect to such laws. I express no opinion as to the laws of any other jurisdiction.

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Based on the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that pursuant to the corporate laws of the State of Nevada, including all relevant provisions of the state constitution and all judicial interpretations interpreting such provisions, the Shares have been duly authorized and, when issued, delivered and sold in the manner described in the Registration Statement and the Prospectus, and upon receipt by the Company of the consideration therefor (in an amount not less than the par value thereof), will be validly issued, fully paid and non-assessable.

This opinion is rendered as of the date hereof, and I assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to my attention, or any changes in law that may hereafter occur. This opinion is furnished solely in connection with the Registration Statement and, except as set forth below, may be relied upon by purchasers of the Shares in the offering as if it were addressed to them, and may not be relied upon for any other purpose or by any other person without my prior written consent.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my firm’s name in the related Prospectus under the heading “Legal Matters.” In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Brian Higley
Business Legal Advisors, LLC

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